EXHIBIT 21.1

GLOBAL IMAGING SYSTEMS, INC.

Direct and Indirect Subsidiaries

NAME	ADDITIONAL NAME(S) UNDER WHICH SUBSIDIARY DOES BUSINESS	JURISDICTION OF ORGANIZATION
American Photocopy Equipment Company of Pittsburgh, LLC	AMCOM Office Systems Global Solutions Group	Delaware
Berney Office Solutions, LLC and its subsidiaries:		Alabama
N&L Enterprises, LLC		Alabama
Modern Business Machines, LLC		Alabama
Capitol Office Solutions, LLC and its subsidiary:		Delaware
Office Tech, LLC		New Jersey
Carr Business Systems, Inc.	Carr Business Systems Carr-Statewide Carr Financial Services Global Solutions Group	New York
Commercial Equipment Company and its subsidiary:	Reed Office Systems, Inc. Office Initiatives, Inc. Global Solutions Group	Michigan
Advanced Document Solutions, LLC		Michigan
Connecticut Business Systems, LLC	Blooms Business Systems Business Systems of Westchester Global Solutions Group	Delaware
Conway Office Products, LLC and its subsidiaries:		New Hampshire
Business Equipment Unlimited and its subsidiary:	Advanced Business Solutions Transco Business Technologies	Maine
Global Imaging Finance Company, LLC		Delaware
Cameron Office Products, LLC		Massachusetts
Eastern Copy Products, LLC		New York
Northeast Copier Systems, LLC		Massachusetts
a 99% limited partnership interest in Global Operations Texas, L.P.		Texas
Copy Service and Supply, Inc.	Office Furniture Concepts, Inc. KOSI Office Systems Atlanta Business Systems	North Carolina
Distinctive Business Products, Inc.* and its subsidiary:	Chicago Office Technology Group Column Office Products	Illinois
Global Imaging Operations, LLC		Delaware
Duplicating Specialties, Inc.	Copytronix Henderson’s Office Systems CTX Business Solutions Global Solutions Group, a division of Copytronix	Oregon
Electronic Systems, Inc. and its subsidiaries:	NuLaser NuLaser Business Systems Global Solutions Group Ecom-division	Virginia
Electronic Systems of Richmond, Inc.		Virginia
Global Operations Texas, L.P. (1% general partnership interest owned by Global Imaging Systems, Inc. and a 99% limited partnership interest owned by Conway Office Products, LLC) and its subsidiary:	Dahill Industries Felco Office Systems Global Solutions Group	Texas

Alternative Office Systems, Inc.	Dba Lazer Systems	Texas
Lewan & Associates, Inc. and its subsidiary:	Global Solutions Group	Colorado
Arizona Office Technologies, Inc.		Arizona
Louis E. Marino, Sr. Incorporated	Advanced Business Systems	California
Pacific Office Solutions, Inc.	Advanced Business Machines County Business Systems	California
Quality Business Systems, Inc.	QBSI Global Solutions Group, a division of QBSI	Washington
Southern Business Communications, Inc. and its subsidiaries:	Brinkmann & Associates	Georgia
AV Presentations, Inc.		Georgia
Centre Business Products, Inc.		Pennsylvania
Daniel Communication, Inc.		Alabama
ProView, Inc.		North Carolina

*	Distinctive Business Products, Inc. is a subsidiary of Global, Pacific Office Solutions, Inc., Office Tech, LLC, Daniel Communications, Inc., Duplicating Specialties, Inc., Carr Business Systems, Inc., Capitol Office Solutions, LLC, Eastern Copy Products, LLC, Electronic Systems of Richmond, Inc., Electronic Systems, Inc., Quality Business Systems, Inc., Lewan & Associates, Inc., Business Equipment Unlimited, ProView, Inc., Centre Business Products, Inc., Cameron Office Products, LLC, Connecticut Business Systems, LLC, Copy Service and Supply, Inc., American Photocopy Equipment Company of Pittsburgh, LLC, Berney Office Solutions, LLC, Conway Office Products LLC, Global Operations Texas, L.P. and Southern Business Communications, Inc.